Execution Copy
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                        INTERSTATE BRANDS CORPORATION


                                $200,000,000


              6.43% GUARANTEED SENIOR NOTES DUE SEPTEMBER 10, 2005


                                --------------

                                NOTE AGREEMENT

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                        Dated as of September 10, 1998


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


                              TABLE OF CONTENTS
                           (Not Part of Agreement)
                                                                  Page
1A.   AUTHORIZATION OF ISSUE OF NOTES                              1
1B.   AUTHORIZATION OF GUARANTEE                                   1
2.    PURCHASE AND SALE OF NOTES                                   1 - 2
3.    CONDITIONS OF CLOSING                                        2 - 4
      3A.     Certain Documents                                    2 - 3
      3B.     Opinion of Purchasers' Special Counsel               3
      3C.     Representations and Warranties; No Default           3
      3D.     Purchase Permitted By Applicable Laws                3
      3E.     Proceedings                                          3
      3F.     Sale of Notes to Other Purchasers                    4
      3G.     Private Placement Numbers                            4
      3H.     Fees                                                 4
      3I.     Changes in Corporate Structure                       4

4.    PREPAYMENTS                                                  4 - 5
      4A.     Optional Prepayment With Yield-Maintenance Amount    4
      4B.     Notice of Optional Prepayment                        4
      4C.     Offer to Prepay From Proceeds of Asset Dispositions  4 - 5
      4D.     Partial Payments Pro Rata                            5
      4E.     Retirement of Notes                                  5

5.    AFFIRMATIVE COVENANTS                                        5 - 10
      5A.   Financial Statements                                   5 - 8
      5B.   Information Required by Rule 144A                      8
      5C.   Inspection of Property                                 8
      5D.   Covenant to Secure Note Equally                        8 - 9
      5E.   Assets of the Company and the Guarantor                9
      5F.   Company and Guarantor Consolidated                     9
      5G.   Compliance with Law                                    9
      5H.   Insurance                                              9
      5I.   Maintenance of Properties                              9 - 10
      5J.   Payment of Taxes                                       10
      5K.   Corporate Existence, etc                               10

6.    NEGATIVE COVENANTS                                           10- 18
      6A.   Financial Covenants                                    10- 11
            6A(1).   Incurrence of Funded Debt                     10- 11
            6A(2).   Priority Debt                                 11
            6A(3).   Consolidated Net Worth                        11
            6A(4).   Interest Coverage Ratio                       11
      6B.   Indebtedness of Guarantor                              11
      6C.   Liens, Indebtedness, and Other Restrictions            11- 17
            6C(1).   Liens                                         12- 14
            6C(2).   Merger, Consolidation, etc                    14- 15
            6C(3).   Loans, Advances, Investments and
                       Contingent Liabilities                      15- 16
            6C(4).   Limitation on Asset Dispositions              16- 17
            6C(5).   Limitation on Sale-Leaseback Transactions     17
      6D.   Nature of Business                                     17
      6E.   Transactions with Affiliates                           17- 18
      6F.   Amendment of Bank Facility                             18
      6G.   Amendments to and Refinancing of Credit Agreement      18

7.    EVENTS OF DEFAULT                                            18- 22
      7A.   Acceleration                                           18- 21
      7B.   Rescission of Acceleration                             21- 22
      7C.   Notice of Acceleration or Rescission                   22
      7D.   Other Remedies                                         22

8.    REPRESENTATIONS, COVENANTS AND WARRANTIES                    22- 26
      8A.   Organization                                           22
      8B.   Financial Statements                                   23
      8C.   Actions Pending                                        23
      8D.   Outstanding Indebtedness                               23
      8E.   Title to Properties                                    23
      8F.   Taxes                                                  23- 24
      8G.   Conflicting Agreements and Other Matters               24
      8H.   Offering of Notes                                      24
      8I.   Use of Proceeds                                        24- 25
      8J.   ERISA                                                  25
      8K.   Governmental Consent                                   25
      8L.   Environmental Compliance                               25
      8M.   Disclosure                                             25- 26
      8N.   Year 2000 Programming                                  26
      8O.   Assets of the Company and the Guarantor                26
      8P.   Licenses, Permits, etc.                                26
      8Q.   Status Under Certain Statutes                          26
      8R.   Solvency of the Company and the Guarantor              26

9.    REPRESENTATIONS OF EACH PURCHASER                            26- 28
      9A.   Nature of Purchase                                     27
      9B.   Source of Funds                                        27- 28
      9C.   Representations of Each Purchaser to
              Each Other Purchaser                                 28

10.   GUARANTY                                                     28- 32
      10A.  The Guaranty                                           28- 29
      10B.  Guaranty Unconditional                                 29- 30
      10C.  Discharge Only Upon Payment In Full;
            Reinstatement In Certain Circumstances                 30
      10D.  General Waivers                                        30- 31
      10E.  Subordination; Subordination of Subrogation            31
      10F.  Limitation                                             31- 32
      10G.  Stay of Acceleration                                   32
      10H.  Setoff                                                 32

11.   DEFINITIONS                                                  32- 42
      11A.  Yield-Maintenance Terms                                32- 33
      11B.  Other Terms                                            34- 42
      11C.  Accounting Principles, Terms and Determinations        42

12.   MISCELLANEOUS                                                43- 49
      12A.  Note Payments                                          43
      12B.  Expenses                                               43- 44
      12C.  Amendments                                             44- 45
      12D.  Form, Registration, Transfer and Exchange
              of Notes; Lost Notes                                 45
      12E.  Persons Deemed Owners; Participations                  45- 46
      12F.  Survival of Representations and Warranties;
              Entire Agreement                                     46
      12G.  Successors and Assigns                                 46
      12H.  Disclosure to Other Persons                            46
      12I.  Notices                                                46- 47
      12J.  Payments Due on Non-Business Days                      47
      12K.  Satisfaction Requirement                               47
      12L.  Governing Law                                          47
      12M.  Waiver of Jury Trial; Consent to Jurisdiction          48
      12N.  Severability                                           48
      12O.  Descriptive Headings                                   48
      12P.  Counterparts                                           48
      12Q.  Severalty of Obligations                               48- 49



PURCHASER SCHEDULE
SCHEDULE 8A -- LIST OF SUBSIDIARIES OF THE COMPANY AND THE GUARANTOR
SCHEDULE 8D -- LIST OF INDEBTEDNESS
SCHEDULE 8G -- LIST OF AGREEMENTS RESTRICTING INDEBTEDNESS
EXHIBIT A --   FORM OF NOTE
EXHIBIT B-1 -- FORM OF OPINION OF COUNSEL TO THE COMPANY AND THE
               GUARANTOR
EXHIBIT B-2 -- FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY
               AND THE GUARANTOR

                           INTERSTATE BRANDS CORPORATION
                             12 East Armour Boulevard
                           Kansas City, Missouri  64111


                                                 As of September 10, 1998



To Each of the Purchasers Named in the
 Purchaser Schedule Attached Hereto

     $200,000,000 6.43% Guaranteed Senior Notes due September 10, 2005

Ladies and Gentlemen:

     The undersigned, Interstate Brands Corporation (as further defined in paragraph 11, the "Company") and Interstate Brands West Corporation (as further defined in paragraph 11, the "Guarantor"), each hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (such purchasers, together with their respective successors and assigns, are individually referred to herein as a "Purchaser" and collectively as the "Purchasers") as follows:

     PARAGRAPH 1.  AUTHORIZATION OF ISSUE OF NOTES.

     1A.   Authorization of Issue of Notes.  The Company will authorize the issue of its guaranteed senior promissory notes in the aggregate principal amount of $200,000,000, to be dated the date of issue thereof, to mature September 10, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.43% per annum and on overdue payments at the rate specified therein, to be guaranteed pursuant to paragraph 10, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such guaranteed senior promissory note delivered pursuant to any provision of this Agreement and each such guaranteed senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision. Capitalized terms used herein have the meanings specified in paragraph 11.

     1B.   Authorization of Guarantee.  The Guarantor will authorize its
Guarantee of the Notes upon the terms and subject to the conditions set forth in paragraph 10.

     PARAGRAPH 2.  PURCHASE AND SALE OF NOTES.

     2. Purchase and Sale of Notes. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Baker & Botts, L.L.P. at 2001 Ross Avenue, Dallas, Texas 75201, one or more Notes registered in such Purchaser's name, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #98-7016-5694 at UMB Bank, N.A., Kansas City, Missouri ABA No. 101000695 on the date of closing, which shall be September 10, 1998 or any other date on or before September 18, 1998 upon which the Company and the Purchasers may mutually agree (the "Closing" or the "Date of Closing").

     PARAGRAPH 3.  CONDITIONS PRECEDENT.

     3. Conditions of Closing. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

     3A.   Certain Documents.  Each Purchaser shall have received the following, each dated the Date of Closing:

           (i)    The Notes to be purchased by such Purchaser.

           (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

           (iii) Certified copies of the resolutions of the Board of Directors of the Guarantor approving this Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

           (iv) A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.

           (v) A certificate of the Secretary or an Assistant Secretary of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to sign this Agreement and the other documents to be delivered hereunder.

           (vi) Certified copies of the Certificate of Incorporation and bylaws of the Company.

           (vii) Certified copies of the Certificate of Incorporation and bylaws of the Guarantor.

           (viii) Favorable opinions of (a) Shook, Hardy & Bacon L.L.P., counsel to the Company and the Guarantor, satisfactory to the

     Purchasers and substantially in the form of Exhibit B-1 attached hereto and as to such other matters as the Purchasers may reasonably request and (b) Ray Sandy Sutton, Esquire, General Counsel to the Company and the Guarantor, satisfactory to the Purchasers and substantially in the form of Exhibit B-2 attached hereto and as to such other matters as the Purchasers may reasonably request.

           (ix) Copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name the Company, the Guarantor or the Parent as debtor and which are filed in all jurisdictions in which any such debtor has its principal place of business or chief executive office together with copies of such financing statements.

           (x) The Sharing Agreement duly executed and delivered each Purchaser, MILP-8, the Agent and Banks whose Pro Rata Shares (as such term is defined in the Credit Agreement), in the aggregate, are greater than 90% as of the Date of Closing.

           (xi) Written instructions from a Responsible Officer of the Company, set forth on the Company's letterhead, authorizing and directing each Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser by transfer of immediately available funds for credit to the Company's bank account identified in paragraph 2.

     3B.   Opinion of Purchasers' Special Counsel.  Such Purchaser shall have received from Baker & Botts, L.L.P., who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C.   Representations and Warranties; No Default.  The representations and warranties contained in paragraph 8 shall be true on and as of the Date of Closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the Date of Closing no Event of Default or Default; and the Company and the Guarantor shall each have delivered to such Purchaser an Officer's Certificate, dated the Date of Closing, to both such effects.

     3D.   Purchase Permitted By Applicable Laws.  Neither the (i) offer by the Company of, and the purchase of and payment for, the Notes to be purchased by such Purchaser on the Date of Closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) nor
(ii) the Guarantee of the Guarantor set forth in paragraph 10 shall violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation U or X of the Board of Governors of the Federal Reserve System) or subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

     3E.   Proceedings.   All corporate and other proceedings taken or to be
taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     3F.   Sale of Notes to Other Purchasers.  The Company shall have sold to the other Purchasers the Notes to be purchased by them at the Closing and shall have received payment in full therefor.

     3G.   Private Placement Number.  A Private Placement Number issued by
Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     3H.   Fees.  Without limiting the provisions of paragraph 12B, your special counsel shall have received its fees, charges and disbursements to the extent reflected in a statement of such special counsel rendered to the Company at least one Business Day prior to the Closing.

     3I.   Changes in Corporate Structure.  Neither the Company, the Guarantor
nor the Parent shall have (i) changed its jurisdiction of incorporation or been a party to any merger or consolidation or (ii) succeeded to all or any substantial part of the liabilities of any other entity, in each case, at any time since the most recent financial statements referred to in paragraph 8B, except in connection with the Drake Acquisition.

     PARAGRAPH 4.  PREPAYMENTS.

     4. Prepayments. The Notes shall be subject to prepayment only with respect to the optional prepayments permitted by paragraph 4A and the required prepayments contemplated by paragraph 4C.

     4A.   Optional Prepayment With Yield-Maintenance Amount.  The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000 for any partial prepayment of the Notes), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note.

     4B.   Notice of Optional Prepayment.  The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4A not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4A. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4A, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4C.   Offer to Prepay From Proceeds of Asset Dispositions.  The Company
shall, under the circumstances contemplated by paragraph 6C(4) and upon notice as provided below, offer to prepay the principal amount of the Notes required by such paragraph (the "Noteholders' Share"), at 100% of the principal amount so prepaid, plus interest thereon to the prepayment date. Any such offer shall be in writing and shall provide each holder of Notes with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for 30 Business Days. Each such offer shall specify the date fixed for prepayment, the Noteholders' Share, and the interest to be paid on the prepayment date with respect to the Noteholders' Share. If the holders of more than 5% of the principal amount of the Notes then outstanding accept such offer (which acceptance shall be irrevocable), the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 15 Business Days from its receipt of such notice to accept such offer (which acceptance shall be irrevocable). On the date fixed for such prepayment, the Company shall prepay the principal amount of Notes, the holders of which have accepted the Company's offer of prepayment, equal to the lesser of (x) the aggregate outstanding principal amount of such Notes or
(y) the Noteholders' Share. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4C shall be deemed to constitute a rejection of such offer by such holder.

     4D.   Partial Payments Pro Rata.  Upon any partial prepayment of the
Notes pursuant to paragraph 4A, the principal amount so prepaid shall be allocated to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof. Upon any prepayment of Notes pursuant to paragraph 4C, the principal amount so prepaid shall be allocated to all Notes held by holders of such Notes who have accepted the Company's offer of prepayment made pursuant to paragraph 4C at the time outstanding in proportion to the respective outstanding principal amounts thereof.

     4E.   Retirement of Notes.  The Parent, the Company and the Guarantor
shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

     PARAGRAPH 5.  AFFIRMATIVE COVENANTS.

     5. Affirmative Covenants. So long as any Note shall remain unpaid, the Company and the Guarantor each covenants that:

     5A.   Financial Statements.  The Company and the Guarantor will deliver to each holder of a Note in duplicate:

           (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flows of the Issuer Group for such quarterly period and for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidating and consolidated balance sheet of the Issuer Group as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of each of the Parent (if the Parent is then part of the Issuer Group), the Company and the Guarantor, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Parent (if the Parent is at such time part of the Issuer Group) or of the Company or of the Guarantor for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i) with respect to consolidated financial statements of the Parent, the Company and/or the Guarantor, as the case may be, if such financial statements are included in such report;

           (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated and consolidating statement of stockholders' equity of the Issuer Group for such year, and a consolidating and consolidated balance sheet of the Issuer Group as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Parent, if the Parent is then part of the Issuer Group, and otherwise by the Company and the Guarantor whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of each of the Parent (if the Parent is then part of the Issuer Group), the Company and the Guarantor; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Parent (if the Parent is at such time part of the Issuer Group) or of the Company or of the Guarantor for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated financial statements of the Parent, the Company and/or the Guarantor, as the case may be, if such financial statements are included in such report;

           (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as any member of the Issuer Group shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

           (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company, the Guarantor, the Parent or any of their respective Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, the Guarantor, the Parent or any of their respective Subsidiaries;

           (v) as soon as practicable and in any event within five days after any officer of either the Company or the Guarantor obtaining knowledge (a) of any condition or event which, in the opinion of management of the Company or the Guarantor, could reasonably be expected to have a Material Adverse Effect, (b) that any Person has given any notice to the Company or the Guarantor or any of their respective Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in paragraph 7A(iii) or (c) of the institution of any litigation or regulatory proceedings with respect to the Company, the Guarantor or any of their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding or litigation and what action the Company, the Guarantor or such Subsidiaries has taken, is taking or proposes to take with respect thereto;

           (vi) (a) as soon as possible, and in any event within 30 days after any officer of either the Company, the Guarantor or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company or the Guarantor to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Responsible Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (b) promptly after receipt thereof, a copy of any notice the Company or the Guarantor or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or
     (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, (c) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Responsible Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (d) promptly and in any event within 30 days after receipt thereof by the Company or the Guarantor or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or the Guarantor or any ERISA Affiliate concerning (I) the imposition of Withdrawal Liability or (II) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA;

           (vii) promptly following the occurrence thereof, notice of a Change in Structure together with a description thereof in reasonable detail; and

           (viii) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Company, the Guarantor or any of their respective Subsidiaries as such holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company and the Guarantor will deliver to each holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Issuer Group with the provisions of paragraphs 6A, 6C(1) 6C(3); 6C(4) and 6D and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company or the Guarantor proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company and the Guarantor will deliver to each holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

     The Company and the Guarantor each also covenant that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company or the Guarantor proposes to take with respect thereto.

         5B. Information Required by Rule 144A. The Company and the Guarantor will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

     5C.   Inspection of Property.  The Company and the Guarantor will permit, and will cause the Parent to permit, any Person designated by the holder of any Note in writing, at the Company's or the Guarantor's, as appropriate, expense during the continuance of a Default or Event of Default and otherwise at such holder's expense, to visit and inspect any of the properties of the Parent, the Company, the Guarantor and their respective Subsidiaries, to examine the corporate books and financial records of the Parent, the Company, the Guarantor and their respective Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such entities with the principal officers of the Parent, the Company and the Guarantor and their independent public accountants, all at such reasonable times and as often as such holder may reasonably request.

     5D.   Covenant to Secure Notes Equally.  The Company or the Guarantor
will, if the Company, the Guarantor or any of their respective Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraphs 6A(2) and 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 12C), make or cause to be made, in documentation reasonably satisfactory to the Required Holder(s), effective provision whereby the Notes and the Guarantor's Guarantee thereof will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured and each holder of Notes shall have received an opinion of counsel, in form, scope and substance satisfactory to the Required Holder(s), with respect to the foregoing and as to such other matters as the Required Holder(s) may reasonably request.

     5E.   Assets of the Company and the Guarantor.  The Company and the
Guarantor each covenants that substantially all the operating assets owned and operations conducted by the Company or the Guarantor directly or through their respective Subsidiaries on the Date of Closing will, at all times, continue to be owned and conducted directly by the Company, the Guarantor or one or more of their respective Subsidiaries (or a Person acquiring all or substantially all the assets of any such entity or as a result of asset sales, in each case pursuant to a transaction permitted by paragraph 6C(2)) except as the result of asset sales permitted by paragraph 6C(4).

     5F.   Company and Guarantor Consolidated.  The Company and the Guarantor
will take all actions and fulfill all requirements pursuant to generally accepted accounting principles in order that the financial conditions, results of operations, cash flows and stockholders' equity of the Company, the Guarantor and their respective Subsidiaries will be consolidated in accordance with generally accepted accounting principles.

     5G.   Compliance with Law.  The Company and the Guarantor will and will cause each of their respective Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, have a Material Adverse Effect.

     5H.   Insurance.  The Company and the Guarantor will and will cause each of their respective Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     5I.   Maintenance of Properties.  The Company and the Guarantor will and will cause each of their respective Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided, that this paragraph 5I shall not prevent the Company, the Guarantor or any of their respective Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company or the Guarantor has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

     5J.   Payment of Taxes.  The Company and the Guarantor will and will cause each of their respective Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided, that neither the Company, the Guarantor, nor any of their respective Subsidiaries need pay any such tax or assessment if
(i) the amount, applicability or validity thereof is contested by the Company, the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company, the Guarantor or such Subsidiary has established adequate reserves therefor in accordance with generally accepted accounting principles on the books of the Company, the Guarantor or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     5K.   Corporate Existence, etc.  The Company and the Guarantor will at all times preserve and keep in full force and effect its corporate existence, except as otherwise expressly permitted under paragraph 6C(2). Subject to paragraph 6C(2), the Company and the Guarantor will at all times preserve and keep in full force and effect the corporate existence of each of their respective Subsidiaries and all rights and franchises of the Company, the Guarantor and their respective Subsidiaries unless, in the good faith judgment of the Company or the Guarantor, as applicable, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     PARAGRAPH 6.  NEGATIVE COVENANTS.

     6. Negative Covenants. So long as any Note shall remain unpaid the Company and the Guarantor each covenants that:

     6A.   Financial Covenants.

           6A(1). Incurrence of Funded Debt. Neither the Company nor the Guarantor will, nor will the Company or the Guarantor permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Funded Debt, unless on the date the Company, the Guarantor or such Subsidiary becomes liable with respect to any such Funded Debt and immediately after giving effect thereto Consolidated Funded Debt does not exceed 60% of Consolidated Total Capitalization.

For the purposes of this paragraph 6A(1), any Person becoming a Subsidiary of the Company or the Guarantor after the date hereof, and any Successor Corporation, shall be deemed, at the time it becomes a Subsidiary of the Company or the Guarantor or becomes a Successor Corporation, as the case may be, to have incurred all of its then outstanding Funded Debt, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, renewal or refunding.

           6A(2). Priority Debt. Notwithstanding any Liens that would be permitted by paragraph 6C(1) but for the provisions of this paragraph 6A(2), neither the Company nor the Guarantor will permit at any time the sum of, without duplication, Indebtedness of Subsidiaries of the Company and the Guarantor (other than Indebtedness owed to the Company by any Subsidiary of the Company or the Guarantor or to the Guarantor by any Subsidiary of the Guarantor) plus Indebtedness secured by Liens permitted by clauses (ii), (iii), (vi), (viii) and (ix) of paragraph 6C(1) to exceed 25% of Consolidated Total Assets. In addition, neither the Company nor the Guarantor will permit, at any time, the sum of Indebtedness of Subsidiaries of the Company and the Guarantor (other than Indebtedness owed to the Company by any Subsidiary of the Company or the Guarantor or to the Guarantor by any Subsidiary of the Guarantor) plus, without duplication, Indebtedness secured by Liens pursuant to clause
     (ix) of paragraph 6C(1) to exceed 10% of Consolidated Total Assets.

           6A(3). Consolidated Net Worth. Neither the Company nor the Guarantor will permit Consolidated Net Worth as of the end of any fiscal quarter to be less than the sum of (i) $400,000,000 plus (ii) 25% of Consolidated Net Income (if positive) of the Issuer Group for the period (taken as a single accounting period) commencing with the fiscal quarter beginning on May 31, 1998 and ending on the last date as to which compliance with this covenant is being determined.

           6A(4). Interest Coverage Ratio. Neither the Company nor the Guarantor will permit the ratio of Consolidated Earnings Available for Interest Expense to Consolidated Interest Expense, for the four fiscal quarters most recently ended, to be less than 2.00 to 1.00.

           6B.    Indebtedness of the Guarantor.  In addition to the
     restrictions set forth in paragraph 6A(1), the Guarantor will not, directly or indirectly, create, incur, assume, guarantee, permit to exist or otherwise become directly or indirectly liable with respect to any Indebtedness other than (i) Guarantees in respect of the Notes, (ii) the Guarantee in respect of the MILP-8 Notes so long as MILP-8 or any other holder of the MILP-8 Notes is subject to the Sharing Agreement,
     (iii) the Guarantee in respect of the Credit Agreement so long as Banks whose Pro Rata Shares (as such term is defined in the Credit Agreement), in the aggregate, are greater than 90% are subject to the Sharing Agreement, (iv) subject to paragraph 6F, Guarantees in respect of any credit facility that renews, extends or replaces the Credit Agreement as long as each lender under such credit facility is subject to the Sharing Agreement and (v) Indebtedness to the Company in an amount equal to or less than $25,000,000.

           6C.    Liens and Other Restrictions.  Neither the Company nor the
     Guarantor will, nor will they permit any of their respective
     Subsidiaries to:

                  6C(1).   Liens.  Create, assume or suffer to exist any Lien
           upon any of its respective properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes and the Guarantor's Guarantee hereunder in accordance with the provisions of paragraph
           5D), except (but in each case, other than clauses (iv), (v) and
           (vii), subject to the restrictions set forth as to Indebtedness, and, implicitly, the Liens that secure such Indebtedness, in paragraph 6A(2)):

                           (i) Liens, on property of the Company, the Guarantor and their respective Subsidiaries outstanding on the Date of Closing, described in Schedule 8D attached hereto;

                           (ii) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Company, the Guarantor or any of their respective Subsidiaries after the Date of Closing, provided, that (a) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property or the proceeds thereof which is an improvement to or is acquired for specific use in connection with such acquired property and (b) the Indebtedness secured by such Lien shall in no event be greater than the lesser of the cost or the Fair Market Value (at the time of acquisition) of the property encumbered by such Lien;

                           (iii) Liens existing on any property or assets of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company, the Guarantor or any of their respective Subsidiaries through purchase, merger or consolidation or otherwise, whether or not assumed by the Company, the Guarantor or such Subsidiary, provided that (a) no such Lien shall have been created or assumed in contemplation of such Person becoming a Subsidiary or in contemplation of such acquisition, as the case may be, and
                  (b) any such Lien shall not encumber any other property of the Company, the Guarantor or such Subsidiary;

                           (iv) Liens for taxes, assessments and other governmental charges or levies not yet due or which (if foreclosure, distraint, sale or other similar proceedings have not commenced or, if commenced, have been stayed) are being contested in good faith and by appropriate proceedings and adequate reserves for which are maintained on the books of the Company, the Guarantor or their respective Subsidiaries, as applicable, in conformity with generally accepted accounting principles;

                           (v) statutory Liens incidental to the conduct of business or the ownership of properties of the Company, the Guarantor and their respective Subsidiaries (including Liens in connection with worker's compensation, unemployment insurance and other like laws (other than ERISA Liens), warehousemen's and mechanics' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or purchase, construction or sales contracts, or to secure statutory obligations or other Liens of like general nature which in each case are incurred in the ordinary course of business and not in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in any event materially impair the value or use of the property encumbered thereby in the operation of the business of the Company, the Guarantor and their respective Subsidiaries; provided in each case, that the obligation secured is either not overdue or being contested in good faith and by appropriate proceedings;

                           (vi) any attachment or judgment Lien securing judgments not exceeding $5,000,000 in the aggregate, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

                           (vii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the use of such encumbered property;

                           (viii) any Lien renewing, extending or refunding
                  any Lien permitted by clauses (i), (ii) and (iii) of this paragraph 6C(1), provided, that (a) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (b) such Lien is not extended to any other property, and (c) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

                           (ix) other Liens not otherwise permitted by clauses (i) through (viii) of this paragraph 6C(1) provided, that the sum of the aggregate amount of the Indebtedness secured thereby plus, without duplication, Indebtedness of Subsidiaries of the Company and the Guarantor (other than Indebtedness owed to the Company by any Subsidiary of the Company or the Guarantor or to the Guarantor by any Subsidiary of the Guarantor) at no time shall exceed 10% of Consolidated Total Assets and, provided, further, that such Liens permitted by this clause (ix) shall not encumber any Current Assets of the Company, the Guarantor or any of their respective Subsidiaries.

                  6C(2).   Merger, Consolidation, etc.  Consolidate with or
           merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company or the Guarantor may (i) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Company, the Guarantor or a Wholly Owned Subsidiary and (ii) convey, transfer or lease all or substantially all of its assets in compliance with the provisions of paragraph 6C(4)), provided, that the foregoing restriction does not apply to the consolidation or merger of the Company or the Guarantor with, or the conveyance, transfer or lease of all or substantially all of the assets of the Company or the Guarantor in a single transaction or series of transactions to, any Person so long as:

                           (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company or the Guarantor as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (b) if the Company or the Guarantor is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition to be performed by the Company or the Guarantor, as the case may be, under this Agreement and the Notes, pursuant to documentation that is reasonably satisfactory to the Required Holder(s), and each holder of Notes shall have received an opinion of counsel, in form, scope and substance satisfactory to the Required Holder(s), with respect to such assumption by such corporation and as to such other matters as the Required Holder(s) may reasonably request; and

                           (c) immediately after giving effect to such transaction:

                                  (I)   no Default or Event of Default would
                                  exist; and

                                  (II)  the Successor Corporation would be
                                  permitted by the provisions of paragraph
                                  6A(1) to incur at least $1.00 of additional
                                  Funded Debt owing to a Person other than a Subsidiary of the Successor Corporation or another Person whose financial results are consolidated with those of the Successor Corporation.

           No such conveyance, transfer or lease of all or substantially all of the assets of the Company or the Guarantor shall have the effect of releasing the Company or the Guarantor from its liability under this Agreement or the Notes.

                  6C(3).   Loans, Advances, Investments and Contingent
           Liabilities. Make or permit to remain outstanding any loan or advance to, or extend credit (other than trade credit extended in the normal course of business to any Person that is not the Parent or a Subsidiary of the Parent (other than the Company, the Guarantor, or any of their respective Subsidiaries)) to, or make or permit to remain outstanding any Guarantee in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (any of the foregoing, an "Investment"), except that the Company, the Guarantor or any of their respective Subsidiaries may:


                           (i)    endorse negotiable instruments for
                  collection in the ordinary course of business, make normal and reasonable advances in the ordinary course of business (including loans up to $10,000,000 in the aggregate to finance purchases from the Parent, the Company or the Guarantor of equity securities) to officers and employees and create accounts receivable arising and grant trade credit in the ordinary course of business and receive any securities in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent necessary in the judgment of the Company or the Guarantor in order to prevent or limit loss;

                           (ii) provide Guarantees with respect to the Indebtedness of the Company, the Guarantor and their respective Subsidiaries and any other Subsidiaries of Parent, provided, that the Indebtedness represented by such Guarantees is permitted by paragraphs 6A(1), 6A(2) and 6B;

                           (iii) own, purchase or acquire stock or other equity interests of a Wholly Owned Subsidiary or of a Person which immediately after such purchase or acquisition will be a Wholly Owned Subsidiary or of a Person that is a Subsidiary on the Date of Closing;

                           (iv) own, purchase or acquire (a) certificates of deposit of commercial banks organized under the laws of the United States or any state thereof (having capital resources in excess of $250,000,000) due within one year from the date of purchase and commercial paper rated A-1 by Standard and Poor's Ratings Group or P-1 by Moody's Investors Service, Inc. due within 270 days from the date of purchase and, in each case, payable in the United States in United States dollars, (b) obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, in any case maturing within one year after the acquisition thereof, and (c) money market mutual funds that are classified as current assets in accordance with generally accepted accounting principles and that invest solely in investments described in clauses (a) and
                  (b) maturing within one year (or in the case of the money market mutual funds investing solely in the type of commercial paper referenced in clause (a), 270 days) after the acquisition thereof, which funds are managed by Persons having capital and surplus in excess of $250,000,000;

                           (v) make intercompany Investments in the Parent (but only to the extent used to purchase the capital stock of the Parent pursuant to a stock repurchase program authorized by the board of directors of the Parent), the Company or any Subsidiary; provided that no Investment pursuant to this clause (v) shall consist of the transfer of any asset other than cash; and

                           (vi)   make or permit to remain outstanding
                  Investments not otherwise permitted by clauses (i) through
                  (v) of this paragraph 6C(3) not to exceed, in the aggregate, 10% of Consolidated Net Worth at any time.

                  6C(4).   Limitation on Asset Dispositions.

                           (i) Except as permitted under paragraph 6C(2), make or permit to be made in any period of 12 consecutive fiscal months, commencing with the 12 month period ending May 29, 1999 any Asset Disposition or series of Asset Dispositions that, individually or in the aggregate, involve more than 15% of Consolidated Total Assets as determined on last day of the fiscal quarter ending most recently prior to or on the date of such Asset Disposition (the "Trigger Amount"); provided, that there shall be excluded from the Trigger Amount for purposes of this paragraph 6C(4) each Asset Disposition with respect to which either (a) the Company, the Guarantor or the Subsidiary of either of them that disposed of such assets, as the case may be, applies the proceeds within 365 days after such Asset Disposition to an investment in properties, of comparable worth and purpose in the business of the Company or any of its Subsidiaries, that replace the properties that were the subject of such Asset Disposition ("Replacement Assets"), so long as the Company or the Guarantor has notified the holders in writing within 270 days after such Asset Disposition that it has determined to apply the proceeds from such Asset Disposition to an investment in Replacement Assets, or (b) the proceeds therefrom are used by the Company to offer to make prepayments in respect of the Notes and Pari Passu Indebtedness, as provided below (any proceeds described in this clause (b) being referred to as "Excess Proceeds").

                           (ii) The Company, pursuant to paragraph 4C and not later than the end of the 365-day period described in clause (i) of paragraph 6C(4), shall use all Excess Proceeds (or such lesser amount as is needed) to make the prepayment in respect of those Notes as to which the holders have accepted the Company's offer of prepayment under paragraph 4C and, on a pro rata basis (according to the respective principal amounts of all Notes and all Pari Passu Indebtedness then outstanding) with such Notes, all then outstanding Pari Passu Indebtedness as to which the holder thereof also requires a prepayment of principal in such circumstances, in an aggregate principal amount of such Notes and any such Pari Passu Indebtedness, rounded to the multiple of $1,000 nearest to the aggregate amount of such Excess Proceeds.

                           (iii) The Company and the Guarantor will not, and will not permit any of their respective Subsidiaries to, enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make the mandatory offer of prepayment (or any prepayments pursuant thereto) in respect of the Notes required by clause (i) of this paragraph 6C(4).

                  6C(5).   Limitation on Sale-Leaseback Transactions.  Enter
           into any Sale-Leaseback Transaction.

                  6D.      Nature of Business.  The Company and the Guarantor
           will not and will not permit any of their respective Subsidiaries to fail to maintain and operate substantially similar lines of business as those in which each is engaged on the Date of Closing, provided, that at no time shall more than 20% of Consolidated Net Income be attributable to any business or businesses that are substantially different from the business in which the Company and the Guarantor are respectively engaged as of the Date of Closing.

                  6E.      Transactions with Affiliates.  The Company and the
           Guarantor will not and will not permit any of their respect Subsidiaries to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except pursuant to the reasonable requirements of the Company's, the Guarantor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company, the Guarantor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

                  6F.      Bank Facility.  Neither the Company nor the
           Guarantor will enter into any renewal, extension or replacement of the Credit Agreement or any Guarantee with respect thereto unless each lender under the Credit Agreement (as so renewed or extended) or such credit facility that is a replacement thereof has executed and delivered to the holders of the Notes the Sharing Agreement.


                  6G.      Amendments to and Refinancings of Credit Agreement.
           The Company will not amend, modify or otherwise change any negative covenant in the Credit Agreement (or defined term used in such negative covenant) so as to make the provisions thereof more restrictive than the corresponding provision of this Agreement unless such corresponding provision or defined term contained herein shall simultaneously be amended in a like manner. The Company will not enter into any extension, renewal, refunding, replacement or refinancing of the Credit Agreement if any negative covenant therein (or defined term used in such negative covenant) is more restrictive than the corresponding provision of this Agreement unless such corresponding provision or defined term contained herein shall simultaneously be amended in a like manner.

     PARAGRAPH 7.  EVENTS OF DEFAULT.

     7A.    Acceleration.  If any of the following events shall occur
and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

                  (iii) the Company, the Guarantor or any of their respective Subsidiaries defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company, the Guarantor or any of their respective Subsidiaries fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company, the Guarantor or any such Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company, the Guarantor or any such Subsidiary) shall occur and be continuing exceeds $5,000,000; or

                    (iv) any representation or warranty made by the Company or the Guarantor herein or by the Company, the Guarantor or the Parent or any of their respective officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (v) (a) the Company or the Guarantor fails to perform or observe any term, covenant or agreement contained in (x) the last sentence of paragraph 5A, (y) paragraph 5F or (z) paragraph 6 (other than paragraphs 6C(1), 6C(3), 6E or 6G) or (b) the Company or the Guarantor fails to perform or observe any term, covenant or agreement contained in paragraphs 6C(1) (but only if such failure involves impermissible Indebtedness in an amount in excess of $1,000,000), 6C(3) (but only if such failure involves impermissible Investments in an amount in excess of $1,000,000) or 6E and such failure shall not be remedied within 10 days; or

                  (vi) the Company or the Guarantor fails to perform or observe any other agreement, covenant, term or condition contained herein and such failure shall not be remedied within 30 days after the earlier of (a) any Responsible Officer obtaining actual knowledge thereof or (b) the Company receiving written notice of such default from any holder of a Note; or

                  (vii) the Parent, the Company, the Guarantor or any of their respective Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii) any decree or order for relief in respect of the Parent, the Company, the Guarantor or any of their respective Subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "Bankruptcy Law"), of any jurisdiction; or

                  (ix) the Parent, the Company, the Guarantor or any of their respective Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Parent, the Company, the Guarantor or any of their respective Subsidiaries, or of any substantial part of the assets of the Parent, the Company, the Guarantor or any of their respective Subsidiaries, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Parent, the Company, the Guarantor or any of their respective Subsidiaries under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application is filed, or any such proceedings are commenced, against the Parent, the Company, the Guarantor or any of their respective Subsidiaries and the Parent, the Company, the Guarantor or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company or the Guarantor decreeing the dissolution of the Company or the Guarantor and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (xii) any order, judgment or decree is entered in any proceedings against the Company, the Guarantor or any of their respective Subsidiaries decreeing a split-up of the Company, the Guarantor or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary of the Company or the Guarantor whose assets represent a substantial part, of the consolidated assets of the Company or the Guarantor, as applicable, and their respective Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company or the Guarantor, as applicable, and their respective Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or.

                  (xiii) any judgment or order, or series of judgments or orders in an amount in excess of $5,000,000 is rendered against the Company, the Guarantor or any of their respective Subsidiaries and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (xiv) the Company, the Guarantor or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $5,000,000; or

                  (xv) with respect to the guaranty of the Guarantor set forth in paragraph 10, the Guarantor shall fail to pay any amount due thereunder with respect to the Notes, or such guaranty shall become void or unenforceable, or the Guarantor shall repudiate its obligations thereunder;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company, the Guarantor or any of their respective Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company or the Guarantor, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company and the Guarantor, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company or the Guarantor, the Required Holder(s) (and not merely the holder of any Note unless such holder constitutes the Required Holder(s)) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Guarantor.

         The Company and the Guarantor acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company or the Guarantor (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Company in the event that the Notes are prepaid pursuant to paragraph 4A or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     7B.    Rescission of Acceleration.   At any time after any or all of the
Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company or the Guarantor shall not have paid any amounts which have become due solely by reason of such declaration,
(iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 12C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D.    Other Remedies.  If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         PARAGRAPH 8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

      8. Representations, Covenants and Warranties. The Company and the Guarantor each represents, covenants and warrants as follows:

      8A.    Organization.  Schedule 8A is a complete and correct list of the
Company's and the Guarantor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company, the Guarantor and each of their respective Subsidiaries and such corporate structure has not changed since the delivery of the most recent financial statements referred to in paragraph 8B, except in connection with the Drake Acquisition and the creation of the Guarantor and the dividend by the Company of the Guarantor's stock to the Parent. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and each Subsidiary of the Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and each Subsidiary of the Guarantor is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated. The Parent has no Subsidiaries other than the Company and the Guarantor and their respective Subsidiaries. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action. The execution, delivery and performance by the Guarantor of this Agreement are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action.

      8B.    Financial Statements.  The Company has furnished each Purchaser with the following financial statements, identified by a principal financial officer of each of the Company and the Parent: a consolidated balance sheet of the Parent and its Subsidiaries as at the last day in each of the fiscal years 1996 to 1998, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Parent and its Subsidiaries for each such fiscal year, all reported on by Deloitte & Touche LLP. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Parent and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Parent and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Parent and its Subsidiaries and their cash flows for the periods indicated. No event has occurred, and no condition has arisen, in each case since May 30, 1998 that could reasonably be expected to cause a Material Adverse Effect.

      8C.   Actions Pending.  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company or the Guarantor, threatened against the Parent, the Company, the Guarantor or any of their respective Subsidiaries, or any properties or rights of the Company, the Guarantor or any of their respective Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any Material Adverse Effect. There is no action, suit, investigation or proceeding pending or threatened against the Parent, the Company, the Guarantor or any of their respective Subsidiaries which purports to affect the validity or enforceability of this Agreement or any Note.

      8D.    Outstanding Indebtedness.  Neither the Parent, the Company, the
Guarantor nor any of their respective Subsidiaries has outstanding any Indebtedness except for the Indebtedness set forth on Schedule 8D. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

      8E.    Title to Properties.  The Company, the Guarantor and each of their respective Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at May 30, 1998 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraphs 6A(2) and 6C(1). All leases necessary in any material respect for the conduct of the respective business of the Company, the Guarantor and their respective Subsidiaries are valid and subsisting and are in full force and effect.

      8F.    Taxes.  The Parent, the Company, the Guarantor and each of their respective Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it and all other taxes to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles.

      8G.    Conflicting Agreements and Other Matters.  Neither the Parent,
the Company, the Guarantor nor any of their respective Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to cause a Material Adverse Effect. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company, the Guarantor or any of their respective Subsidiaries pursuant to, the charter or bylaws of the Company, the Guarantor or any of their respective Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company, the Guarantor or any of their respective Subsidiaries is subject. Neither the Company, the Guarantor nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, the Guarantor or such Subsidiary or any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes, and the Guarantee by the Guarantor in respect thereof, except as set forth in the agreements listed in
Schedule 8G attached hereto.

      8H.    Offering of Notes.  Neither the Company, the Guarantor nor any
agent acting on behalf of either of them has, directly or indirectly, offered the Notes or any similar security of the Company or the Guarantor for sale to, or solicited any offers to buy the Notes or any similar security of the Company or the Guarantor from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and 50 other institutional investors, and neither the Company, the Guarantor nor any agent acting on behalf of either of them has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8I.    Use of Proceeds.  Neither the Parent, the Company, the Guarantor
nor any of their respective Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System ("margin stock"). The proceeds of sale of the Notes will be used to repay existing Indebtedness of the Company and to finance future acquisitions. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Parent, the Company, the Guarantor nor any agent acting on behalf of any of them has taken or will take any action which might cause this Agreement or the Notes to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

      8J.    ERISA.  No accumulated funding deficiency (as defined in section
302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company, the Guarantor, any of their respective Subsidiaries or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, the Guarantor or any ERISA Affiliate which is or could reasonably be expected to be a Material Adverse Effect. Neither the Company, the Guarantor, any of their respective Subsidiaries nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or could reasonably be expected to be a Material Adverse Effect. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company and the Guarantor in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B.

      8K.    Governmental Consent.  Neither the nature of the Parent, the
Company, the Guarantor or any of their respective Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Parent, the Company, the Guarantor or any of their respective Subsidiaries and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes, or the Guarantee in respect thereof by the Guarantor, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

      8L.    Environmental Compliance.  The Company, the Guarantor and their respective Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

      8M.    Disclosure.  Neither this Agreement, the Memorandum nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company or the Guarantor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Parent, the Company, the Guarantor or any of their respective Subsidiaries that constitutes a Material Adverse Effect or in the future may (so far as the Company or the Guarantor can now foresee) could reasonably be expected to cause a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby. The financial projections contained in the Memorandum are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

      8N.    Year 2000 Programming.  Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Company's, the Guarantor's or any of their respective Subsidiaries' computer systems and (ii) material equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed by July 1, 1999. The reasonably foreseeable cost to the Company, the Guarantor and their respective Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 to the Company and the Guarantor will not result in an Event of Default or a Material Adverse Effect. The Company and the Guarantor have delivered notice to each Purchaser of any material problems (to the extent of the knowledge of the Company and the Guarantor) related to the proper functioning in and following the year 2000 of systems with which the Company, the Guarantor or any of their respective Subsidiaries interface.

      8O.    Assets of the Company and the Guarantor.  Substantially all of
the assets owned, and operations conducted, by the Parent, directly or indirectly through its Subsidiaries, have at all times since the creation of the Guarantor been owned or conducted by the Company, the Guarantor or one or more of their respective Subsidiaries.

      8P.    Licenses, Permits, etc.   The Company, the Guarantor and their
respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      8Q.    Status Under Certain Statutes.  Neither the Company, the
Guarantor nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended.

      8R.    Solvency of the Company and the Guarantor.  Both before and after giving effect to the transactions contemplated by this Agreement, the issuance by the Company of the Indebtedness evidenced by the Notes and the application of the proceeds thereof and the Guarantee of such Indebtedness by the Guarantor, the Company and the Guarantor are each Solvent.

      PARAGRAPH 9.  REPRESENTATIONS OF EACH PURCHASER.

      9. Representations of Each Purchaser. Each Purchaser represents as follows:

      9A.    Nature of Purchase.  Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided, that the disposition of such Purchaser's property shall at all times be and remain within its control.

      9B.    Source of Funds.

      At least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

             (a) the Source is an "insurance company general account" (as the term is defined in PTCE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTCE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

             (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account or to any participant or beneficiary of such plan (including any annuitant), are not affected in any manner by the investment performance of the separate account; or

             (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTCE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

             (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph
      (d); or

             (e)  the Source is a governmental plan; or

             (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (f) of paragraph 9B; or

             (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "employee benefit plan", "governmental plan", and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

      9C.      Representations of Each Purchaser to Each Other Purchaser.  By
its execution of this Agreement, each Purchaser severally represents and acknowledges to each other Purchaser that it has, independently and without reliance upon any other Purchaser and based on the financial statements referred to in paragraph 8B, the Memorandum and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also severally represents and acknowledges to each other Purchaser that it will, independently and without reliance upon any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. The provisions of this paragraph 9C are for the sole benefit of the Purchasers and are not intended to benefit or to confer any right upon the Company or any other Person.

      PARAGRAPH 10.  GUARANTY

      10A.   The Guaranty.  Subject to paragraph 10F, the Guarantor hereby unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of (i) the principal of, Yield-Maintenance Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and any other amounts due under the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (ii) all other amounts payable by the Company under this Agreement, the Notes and the other Note Documents (all of the foregoing, subject to the provisions of paragraph 10F, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Company to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay such amount at the place and in the manner specified for the Company to pay such amount in this Agreement, any Note or other relevant Note Document, as the case may be. The Guarantor hereby agrees that its obligations under this paragraph 10 constitute an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

      10B.   Guaranty Unconditional.  Subject to paragraph 10F, the
obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

             (i) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

             (ii) any modification or amendment of or supplement to this Agreement, any Note, or any other Note Document, including, without limitation, any such amendment which may increase the amount of the Guaranteed Obligations guaranteed hereby;

             (iii) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other Guarantees with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

             (iv) any change in the corporate, partnership or other existence, structure or ownership of the Company or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Company or any other guarantor of any of the Guaranteed Obligations;

             (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, the holder of any Note or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

             (vi) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Company or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement, the Notes or any other Note Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Company, or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

             (vii) the failure of the holder of any Note or of any other Person to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

             (viii) the election by, or on behalf of, any one or more of the holders of the Notes, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code (if such Section shall be applicable);

             (ix) any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

             (x) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the holders of the Notes for repayment of all or any part of the Guaranteed Obligations; or

             (xi) any other act or omission to act or delay of any kind by the Company, any other guarantor of the Guaranteed Obligations, any holder of a Note or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph 10B, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

      10C.   Discharge Only Upon Payment In Full; Reinstatement In Certain
Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of, or interest on, or any Yield-Maintenance Amount with respect to, any Note or any other amount payable by the Company or any other party under this Agreement or any other Note Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      10D.   General Waivers.  The Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of the Guaranteed Obligations, or any other Person.

      10E.   Subordination; Subordination of Subrogation.

             (i) The Guarantor hereby subordinates the payment of any and all sums, debts, demands, claims, liabilities or causes of action for which Company may be liable to Guarantor to the indefeasible payment of the Guaranteed Obligations in full and in cash; provided, that notwithstanding anything contained in the foregoing to the contrary, the Company may make payments of principal of and interest on any Indebtedness (whether scheduled or otherwise) to the Guarantor and the Guarantor is entitled to receive such payments so long as (a) the Guarantor shall not have received notice (a "Default Notice") from the holder of any Note that an Event of Default has occurred and is continuing under this Agreement, or (b) subsequent to the receipt of a Default Notice by the Guarantor, the Required Holder(s) have consented in writing to the making of such payments.

             (ii) Until the Guaranteed Obligations have been indefeasibly paid in full and in cash, the Guarantor (a) shall have no right of subrogation with respect to such Guaranteed Obligations and (b) waives any right to enforce any remedy which the holders of the Notes now have or may hereafter have against the Company, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the holders of the Notes to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Company to the holders of the Notes. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Guarantor hereby expressly and irrevocably (I) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full and in cash of the Guaranteed Obligations and (II) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full and in cash. The Guarantor acknowledges and agrees that this subordination is intended to benefit the holders of the Notes and shall not limit or otherwise affect the Guarantor's liability hereunder or the enforceability of the guaranty provision set forth in this paragraph 10.

      10F.   Limitation.  Notwithstanding any provision herein contained to the contrary, the liability of the Guarantor pursuant to paragraph 10A (which liability is in any event in addition to amounts for which such entity may be primarily liable) shall be limited to an amount not to exceed as of any date of determination the greater of:

             (i) the net amount of all funds advanced to the Company under this Agreement, as evidenced by the Notes, and then re-loaned or otherwise transferred to, or for the benefit of, the Guarantor; and

             (ii) the amount which could be claimed by the holders of the Notes from the Guarantor under paragraph 10A without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code (or any successor provision) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

      10G.   Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under this Agreement, any Note or any other Note Document is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement, any Note or any other Note Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the holders of the Notes to which such amounts are payable.

      10H.   Setoff.  At any time after all or any part of the Guaranteed
Obligations have become due and payable (by acceleration or otherwise), the holder of each Note may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment thereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations
(i) any Indebtedness due or to become due from such holder to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of such holder or any of their respective affiliates.

      PARAGRAPH 11.  DEFINITIONS.

      11. Definitions. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      11A.   Yield-Maintenance Terms.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

      "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

      "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

      "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" of the Telerate Service of Bridge Information Services (or such other display as may replace Page 678 of the Telerate Service of Bridge Information Services) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between yields reported for various maturities.

      "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

      "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

      "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A or has become or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

      "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

      11B.   Other Terms.

      "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Parent, except the Company, the Guarantor or a Subsidiary of the Company or the Guarantor. A Person shall be deemed to control an entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" shall mean The Chase Manhattan Bank (formerly Chemical Bank), as agent under the Credit Agreement, and any successor thereto in such capacity.

      "Asset Disposition" shall mean, with respect to the Company, the Guarantor or any of their respective Subsidiaries any transaction or series of related transactions in which such Person sells, conveys, transfers or leases (as lessor) or parts with control of (collectively, for purposes of this definition, a "transfer"), directly or indirectly, any of its property or assets, including, without limitation, any Indebtedness of any Subsidiary or capital stock of or other equity interests in any Subsidiary (including the issuance of such stock or other equity interests by such Subsidiary), other than (i) transfers of cash or cash equivalents, (ii) sales of inventory in the ordinary course of business, and (iii) sales or other dispositions of obsolete or worn out equipment in the ordinary course of business; provided, that a Sale-Leaseback Transaction shall not be an Asset Disposition.

      "Bankruptcy Code" shall have the meaning specified in clause (viii) of paragraph 10B.

      "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

      "Banks" shall mean The Chase Manhattan Bank (formerly Chemical Bank) and the other "Lenders" and "Issuing Banks" as such terms are defined in the Credit Agreement.

      "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company, the Guarantor or any of their respective Subsidiaries, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

      "Change in Structure" shall mean the occurrence or existence of any of the following events or circumstances: (i) the Parent creates, acquires, forms or otherwise has any Subsidiary other than the Company, the Guarantor and their respective Subsidiaries; (ii) the Parent exists or operates as anything other than a holding company which has as its sole function the holding of record and beneficial ownership of the stock of the Company and the Guarantor;
(iii) the Parent ceases to hold record and beneficial ownership of 100% of the outstanding capital stock of the Company and the Guarantor; or (iv) the Parent, directly or indirectly, creates, incurs, assumes, guarantees or otherwise becomes directly or indirectly liable with respect to any Indebtedness; provided, that creation or formation of any wholly owned Subsidiary of the Parent for the purpose of consummating a transaction involving the acquisition, consolidation or transfer of assets of the Company, the Guarantor or any of their respective Subsidiaries to such wholly owned Subsidiary of the Parent pursuant to paragraph 6C(2) shall not, in and of itself, constitute a Change in Structure as long as (x) such wholly owned Subsidiary of the Parent becomes the Successor Corporation, immediately upon the consummation of such transaction pursuant to paragraph 6C(2) and (y) no Default or Event of Default exists following the creation or formation of such Subsidiary and immediately after the consummation of such transaction.

      "Closing" or "Date of Closing" shall have the meaning specified in paragraph 2.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Company" shall mean the corporation that originally executed this Agreement as issuer of the Notes until a corporation becomes a Successor Corporation with respect to the Company in a transaction permitted by Section 6C(2) and thereafter shall mean such Successor Corporation.

         "Consolidated Current Debt" means, as of any date of determination, the total of all Current Debt of the Issuer Group outstanding on such date, after eliminating all offsetting debits and credits between the entities that comprise the Issuer Group and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Issuer Group in accordance with generally accepted accounting principles.

         "Consolidated Earnings Available for Interest Expense" shall mean, for any period, the sum of (i) Consolidated Net Income, plus (ii) to the extent deducted in the determination of Consolidated Net Income, (a) all provisions for federal, state and other income tax and (b) Consolidated Interest Expense.

         "Consolidated Funded Debt" shall mean, as of any date of determination, the total of all Funded Debt of the Issuer Group outstanding on such date, after eliminating all offsetting debits and credits between the entities that comprise the Issuer Group and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Issuer Group in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Issuer Group computed on a consolidated basis in accordance with generally accepted accounting principles, including, without limitation, amortization of debt discounts and the portion of any Capitalized Lease Obligation allocable to interest expense; provided, that there shall be excluded from Consolidated Interest Expense deferred amortization costs associated with the acquisition of all of the capital stock of Continental Baking Company, a Delaware corporation, by the Parent and the Company pursuant to that certain Sale and Purchase Agreement dated as of April 12, 1995.

         "Consolidated Net Income" shall mean, with respect to any period, the net income (or loss) of the Issuer Group for such period, as determined in accordance with generally accepted accounting principles, after eliminating all offsetting debits and credits between entities that comprise the Issuer Group and all other items required to be eliminated in the course of the preparation of consolidated financial statements of entities that comprise the Issuer Group, in accordance with generally accepted accounting principles.

         "Consolidated Net Worth" shall mean, on any date as of which the amount thereof is to be determined, the total stockholders' equity for the Issuer Group, determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Total Assets" shall mean, at any time, the total assets of the Issuer Group which would be shown as assets on a consolidated balance sheet of the Issuer Group as of such time prepared in accordance with generally accepted accounting principles, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

         "Consolidated Total Capitalization" shall mean, at any time, the sum of Consolidated Net Worth and Consolidated Funded Debt.

         "Credit Agreement" shall mean that certain Credit Agreement, dated as of May 31, 1995, by and among the Company, the "Lenders" and "Issuing
Banks" (as such terms are defined therein) and the Agent, as the same has been amended as of the date hereof and as the same may be further amended, restated, supplemented or otherwise modified from time to time.

         "Current Assets" shall mean current assets as determined according to generally accepted accounting principles.

         "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable, on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the creation thereof, including, without limitation, Current Maturities of Funded Debt, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

         "Current Maturities of Funded Debt" shall mean, at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by its terms or the terms of any instrument or agreement relating thereto matures, or is otherwise payable, on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable or extendible at the option of the debtor under an agreement or firm commitment in effect at such time to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from such time.

         "Default Notice" shall have the meaning specified in paragraph 10E.

         "Drake Acquisition" shall mean the acquisition by the Company on August 16, 1998 of the Drake Bakeries business from Culinar, Inc.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Parent, the Company or the Guarantor, within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Parent, the Company or the Guarantor within the meaning of section 414(c) of the Code.

         "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "Funded Debt" shall mean, with respect to any Person and as of any date, the sum of (i) all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable, one year or more from the date of creation thereof or is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more
(including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the creation thereof, plus
(ii) the Included Amount, minus (iii) Current Maturities of Funded Debt of such Person.

         "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

         "Guaranteed Obligations" shall have the meaning set forth in paragraph 10A.

         "Guarantor" shall mean the corporation that originally executed this Agreement as the guarantor of the Notes until a corporation becomes a Successor Corporation with respect to the Guarantor in a transaction permitted by Section 6C(2) and thereafter shall mean such Successor Corporation.

         "Included Amount" shall mean, as of any date, the maximum amount of Consolidated Current Debt outstanding during the Low Period then most recently ended. Any Included Amount shall be deemed incurred on the last day of the Low Period then most recently ended.

         "Indebtedness" as applied to any Person shall mean (without duplication) (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed, including, without limitation, Capitalized Lease Obligations of such Person, (b) any indebtedness incurred, whether or not for borrowed money, secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (c) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents or has been incurred to finance the purchase price (or a portion thereof) of any property or services or business acquired by such Person, whether by purchase, consolidation, merger or otherwise, (d) redemption obligations in respect of preferred stock that is mandatorily redeemable, in whole or in part, at any time on or before September 10, 2005, (e) any indebtedness of the character referred to in clauses (a), (b), (c) or (d) of this definition deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable and (f) any indebtedness of any other Person of the character referred to in subdivision (a), (b), (c), (d) or (e) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guarantee, including, without limitation, any such indebtedness of any partnership in which such Person is a general partner.

         "Issuer Group" shall mean, at any time prior to the occurrence of a Change in Structure, the Parent, the Company, the Guarantor and each of their respective Subsidiaries and, upon the occurrence of, and at all times following a Change in Structure, the Company, the Guarantor and each of their respective Subsidiaries.

         "Lien" shall mean any mortgage, pledge, priority, security interest, encumbrance, contractual deposit arrangement, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any production payment, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of securing the payment or performance of an obligation.

         "Low Period" shall mean, as to any period of 12 consecutive calendar months, the period of 30 consecutive days during such period during which Consolidated Current Debt was at its lowest level on a daily average basis.

         "Material" shall mean material in relation to the business, condition (financial or other), assets, properties, operations or prospects of the Parent, the Company, the Guarantor and their Subsidiaries taken as a whole.

         "Material Adverse Effect" shall mean (i) a material adverse effect on the business, condition (financial or other), assets, properties, operations or prospects of the Parent, the Company, the Guarantor and their Subsidiaries taken as a whole or (ii) material impairment of the ability of the Company or the Guarantor to pay any amount due, or to perform any other material obligation, under any Note Document.

         "Memorandum" shall mean that certain Private Placement Memorandum, dated July 1998, pertaining to the private placement of the Notes by the Company and prepared by Chase Securities, Inc.

         "MILP-8" shall mean Mezzanine Investment Limited Partnership-8, a Delaware limited partnership.

         "MILP-8 Notes" shall mean the Company's 10% Senior Notes due July 31, 2000 issued to MILP-8 in the original aggregate principal amount of $79,000,000.

         "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "Note Documents" shall mean this Agreement, the Notes, the Sharing Agreement and any other documents executed pursuant hereto or thereto.

         "Notes" shall have the meaning specified in paragraph 1.

         "Officer's Certificate" shall mean a certificate signed in the name of the Company or the Guarantor by the President, any Vice President or the Treasurer of either the Company or the Guarantor, as applicable.

         "Parent" shall mean Interstate Bakeries Corporation, a Delaware corporation, together with its successors.

         "Pari Passu Indebtedness" shall mean any Indebtedness of the Company that is pari passu in right of payment to the Notes.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

         "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, the Guarantor or any ERISA Affiliate.

         "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection
(m) or (o) of Section 414 of the Code).

         "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

         "Responsible Officer" shall mean the chief operating officer, chief financial officer, principal accounting officer, treasurer or controller of either the Company or the Guarantor, as the context requires, or any other executive officer of either the Company or the Guarantor, as the context requires, involved principally in such entity's financial administration or its controllership function.

         "Sale-Leaseback Transaction" shall mean any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company, the Guarantor or any of their respective Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company, the Guarantor or any of their respective Subsidiaries to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company, the Guarantor or any of their respective Subsidiaries.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Sharing Agreement" shall mean that certain Sharing Agreement, dated September 10, 1998 by and among the Company, the Guarantor, the Agent, the Banks party thereto, MILP-8 and the Purchasers, as the same may be amended or restated from time to time to comply with paragraphs 6B or 6F or with any amendments, modifications, renewals, extensions of, or replacements to, the Credit Agreement and as the same otherwise may be amended, restated, supplemented or modified from time to time.

         "Solvent" shall mean with respect to any Person that, as of any date of determination, (i) the amount of the "fair value" or "present fair saleable value" of the assets of such Person (on a going-concern basis) will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) such fair value or present fair saleable value of the assets of such Person (on a going-concern basis) will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (iii) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (iv) such Person will be able to pay its debts as they mature. For purposes of this definition, (a) "debt" means liability on a "claim," (b) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and
(c) unliquidated, contingent, disputed and unmatured claims shall be valued at the amount that can be reasonably expected to be actual and matured.

        "Subsidiary" shall mean with respect to any Person, (i) any corporation, at least 50% of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or through Subsidiaries, and (ii) any partnership, limited liability company, joint venture or similar entity if at least a 50% interest in the profits or capital thereof is owned by such Person, either directly or through Subsidiaries (unless such entity can and does ordinarily take major business actions without the prior approval, direct or indirect, of such Person).

         "Successor Corporation" shall have the meaning specified in paragraph 6C(2).

         "Swaps" shall mean with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

         "Voting Stock" shall mean securities or other equity interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election or removal of corporate directors or persons (such as general partners or managers) performing similar functions in the case of business entities other than corporations.

         "Wholly Owned Subsidiary" shall mean any Subsidiary all of the equity interests (except directors' qualifying shares) of which are owned, directly or indirectly, by the Company, the Guarantor or other Wholly Owned Subsidiaries.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer
Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         11C. Accounting Principles, Terms and Determinations. (i) All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer Group delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8B.

         (ii) All references herein to "the Issuer Group" for the purposes of computing the consolidated financial position, results of operations or other balance sheet or financial statement items (including without limitation the computation of Consolidated Current Debt, Consolidated Earnings Available for Interest Expense, Consolidated Funded Debt, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Worth, Consolidated Total Capitalization and Consolidated Total Assets) shall be deemed to include only those entities specifically defined as part of the Issuer Group as separate legal entities and, unless otherwise provided herein, shall not include the financial condition, results of operations, cash flows or stockholders' equity of any other Person (including without limitation any Subsidiary of the Parent that is not, as of the date of determination, part of the Issuer Group), whether or not, in any particular instance, such accounting treatment would be in accordance with generally accepted accounting principles.

         PARAGRAPH 12. MISCELLANEOUS.

         12A. Note Payments. So long as any Purchaser shall hold any Note, the Company will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement and such Note, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 12A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 12A. No holder shall be required to present or surrender any Note or make any notation thereon (except as provided in the second sentence of this paragraph 12A) except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the applicable holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office.

         12B.     Expenses; Indemnity.

                  (i) The Company and the Guarantor each agrees, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with the transactions contemplated hereby, including (a) all document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (b) the costs and expenses, including attorneys' fees and expenses, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case or in any work-out or restructuring of the transactions contemplated hereby and by the Notes. The obligations of the Company and the Guarantor under this paragraph 12B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

                  (ii) The Company and the Guarantor each agree to indemnify the holder of each Note and each of their respective directors, officers, employees, attorneys and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all liabilities, damages, obligations, losses, penalties, actions, judgments, suits, costs and expenses which (if such liabilities, damages, obligations, losses, penalties, actions, judgments, suits, costs and expenses arise in a judicial forum) are found in a final judgment by a court of competent jurisdiction, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of any third party claim, litigation, investigation or proceeding (whether or not any Indemnitee shall be party thereto) relating to, in any way connected with, or as a result of the execution or delivery of, this Agreement, the Notes or any other Note Document or any agreement or instrument contemplated hereby or thereby; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, damages, obligations, losses, penalties, actions, judgments, suits, costs and expenses are found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (iii) No holder of any Note or any of such holder's directors, officers, employees, attorneys and agents shall be responsible or liable to any other party hereto or any other Person or entity for consequential damages which may be alleged as a result of the transactions contemplated hereby.

                  (iv) The provisions of this paragraph 12B shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Notes, the invalidity or unenforceability of any term or provision of this Agreement, the Notes or any other Note Document, or any investigation made by or on behalf of the holder of any Note. All amounts due under this paragraph 12B shall be payable on written demand therefor.

         12C.     Amendments.

                  (i) Consent to Amendments. This Agreement may be amended, and the Company or the Guarantor may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company and the Guarantor, as applicable, shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, release the Guarantor from its obligations set forth in paragraph 10 or change the absolute and unconditional nature of such obligations, change or amend this paragraph 12C or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 12C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company or the Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
         As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                  (ii) Solicitation of Holders of Notes. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this paragraph 12C to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (iii) Payments Pursuant to Amendment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or thereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         12D.     Form, Registration, Transfer and Exchange of Notes; Lost
         Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company and the Guarantor shall, at the Company's expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company and the Guarantor shall, at the Company's expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make, and the Guarantor will endorse, and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         12E.     Persons Deemed Owners; Participations.  Prior to due
presentment for registration of transfer, the Company and the Guarantor may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company and the Guarantor shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

         12F.     Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein or made in writing by or on behalf of the Company and the Guarantor in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Purchaser or Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes and the Sharing Agreement embody the entire agreement and understanding between the Purchasers and the Company and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.

         12G.     Successors and Assigns.  All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         12H.     Disclosure to Other Persons.  The Company and the Guarantor
each acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company, the Guarantor or any of their respective Subsidiaries in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Person from which such holder offers to purchase any security of the Company or the Guarantor, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization and (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party.

         12I.     Notices.  All notices or other communications provided for hereunder (except for the telephonic notice required by paragraph 4B), shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company or the Guarantor, addressed to it at 12 East Armour Boulevard, Kansas City, Missouri 64111, Attention: Ray Sandy Sutton, Vice President, Corporate Secretary and General Counsel, or at such other address as the Company or the Guarantor, as applicable, shall have specified to the holder of each Note in writing; provided, however, that (a) any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company provided such communication is actually received by such officer, and (b) any such communication to the Guarantor may also, at the option of the holder of any Note, be delivered by any other means either to the Guarantor at its address specified above or to any officer of the Guarantor provided such communication is actually received by such officer.

         12J.     Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest or Yield-Maintenance Amount, if any, on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

         12K.     Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         12L.     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. This Agreement may not be changed orally, but (subject to the provisions of paragraph 12C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         12M.     Waiver of Jury Trial; Consent to Jurisdiction12M. Waiver of
Jury Trial; Consent to Jurisdiction.

                  (i) THE COMPANY, THE GUARANTOR AND THE HOLDER OF EACH NOTE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE GUARANTOR OR THE HOLDER OF ANY NOTE. THE COMPANY AND THE GUARANTOR EACH ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PURCHASER TO ENTER INTO THIS AGREEMENT.

                  (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY, THE GUARANTOR OR THE HOLDER OF ANY NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE COMPANY AND THE GUARANTOR EACH HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS RESPECTIVE PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY, THE GUARANTOR AND THE HOLDER OF EACH NOTE HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         12N.     Severability. Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12O.     Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12P.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

         12Q.     Severalty of Obligations.  The sales of Notes to the
Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3F, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser, the Company or the Guarantor of any of their respective obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]
If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company and the Guarantor, whereupon this letter shall become a binding agreement among the Company, the Guarantor and the Purchasers.

                                  Very truly yours,

                                  INTERSTATE BRANDS CORPORATION

                                  By      /s/ Paul E. Yarick
                                          ---------------------------
                                  Name:   Paul E. Yarick
                                  Title:  Vice President & Treasurer


                                  INTERSTATE BRANDS WEST CORPORATION

                                  By      /s/ Paul E. Yarick
                                          ---------------------------
                                  Name:   Paul E. Yarick
                                  Title:  Vice President & Treasurer


The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By      /s/ Ric E. Abel
        ----------------------
Name:   Ric E. Abel
Title:  Vice President


PRUCO LIFE INSURANCE COMPANY

By      /s/ Ric E. Abel
        ----------------------
Name:   Ric E. Abel
Title:  Vice President


METROPOLITAN LIFE INSURANCE COMPANY

By      /s/ Gerald P. Marcus
        ----------------------
Name:   Gerald P. Marcus
Title:  Director


NEW YORK LIFE INSURANCE COMPANY

By      /s/ David L. Bangs
        ----------------------
Name:   David L. Bangs
Title:  Managing Director

NEW YORK LIFE INSURANCE AND
 ANNUITY CORPORATION
By:  NEW YORK LIFE INSURANCE COMPANY
By      /s/ David L. Bangs
        ----------------------
Name:   David L. Bangs
Title:  Managing Director


GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

By      /s/ Jon M. Lucia
        ----------------------
Name:   Jon M. Lucia
Title:  Assistant Vice President
         & Investment Officer


THE LIFE INSURANCE COMPANY OF VIRGINIA

By      /s/ Jon M. Lucia
        ----------------------
Name:   Jon M. Lucia
Title:  Assistant Vice President
         & Investment Officer


HERITAGE LIFE INSURANCE COMPANY

By      /s/ Jon M. Lucia
        ----------------------
Name:   Jon M. Lucia
Title:  Assistant Vice President - Investments


PHF LIFE INSURANCE COMPANY

By      /s/ Jon M. Lucia
        ----------------------
Name:   Jon M. Lucia
Title:  Assistant Vice President - Investments


MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By      /s/ Mark A. Ahmed
        ----------------------
Name:   Mark A. Ahmed
Title:  Managing Director


CM LIFE INSURANCE COMPANY

By      /s/ Mark A. Ahmed
        ----------------------
Name:   Mark A. Ahmed
Title:  Investment Officer

NATIONWIDE LIFE INSURANCE COMPANY

By      /s/ Mark W. Poeppelman
        ----------------------
Name:   Mark W. Peoppelman
Title:  Authorized Signatory


THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By      /s/ Joel Serebransky
        ----------------------
Name:   Joel Serebransky
Title:  Investment Officer


LUTHERAN BROTHERHOOD

By      /s/ Mark O. Swenson
        ----------------------
Name:   Mark O. Swenson
Title:  Assistant Vice President


AMERICAN UNITED LIFE INSURANCE COMPANY

By      /s/ Kent R. Adams
        ----------------------
Name:   Kent R. Adams
Title:  Vice President

                            PURCHASER SCHEDULE
                              [See Attached]



          The Prudential Insurance Co.                    $62,000,000
          Metropolitan Life Insurance Co.                  35,000,000
          New York Life Insurance Co.                      31,000,000
          G.E. Financial                                   22,000,000
          Massachusetts Mutual                             15,000,000
          Nationwide Life Insurance                        15,000,000
          Equitable Life Insurance Co.                     10,000,000
          Lutheran Brotherhood                              7,000,000
          American United Life Insurance Co.                3,000,000
                                                         ------------
                                                         $200,000,000